Exhibit 99.1

Contacts:
Liz Sharp, VP Investor Relations
Smith & Wesson Holding Corp.
(413) 747-3304
lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports
First Quarter Fiscal 2012 Financial Results
•	Total Company Revenue of $99.2 Million, Up 4.5% Year-Over-Year
•	Firearm Revenue of $91.7 Million, Up 18.0% Year-Over-Year
•	Consumer Firearm Unit Sales Up 44.4% Year-Over-Year vs. 10.8% Adjusted NICS*
SPRINGFIELD, Mass., September 7, 2011 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in the business of safety, security, protection, and sport, today announced financial results for the first quarter of fiscal 2012.
First Quarter Fiscal 2012 Financial Highlights
•
Total company net revenue for the first quarter was $99.2 million, up 4.5% from the year-ago quarter. Firearm division revenue was $91.7 million, an 18.0% increase over the first quarter last year, and was strong across nearly all product lines, particularly in Smith & Wesson brand handguns, which recorded a 26.6% year-over-year revenue increase for the quarter. Security solutions division revenue was $7.5 million for the first quarter, down 56.4% from the year-ago quarter.

•
Gross profit was $28.1 million, or 28.4% of revenue, compared with gross profit of $32.2 million, or 34.0% of revenue, for the year-ago quarter, and included the impact of direct costs associated with the consolidation of the Thompson/Center Arms business to Springfield, Massachusetts. Excluding those direct costs, first quarter gross profit margin would have been 29.6%. Additionally, there were lost efficiencies reflected in gross profit margin as a result of the consolidation, which remains scheduled for completion by November 2011.

•	Operating expense for the first quarter totaled $25.0 million, or 25.2% of revenue, compared with operating expense of $25.6 million, or 27.0% of revenue, for the first quarter last year.
•
Net income for the first quarter was $791,000, or $0.01 per diluted share. First quarter fiscal 2012 results were negatively impacted by $0.03 per share related to the security solutions division and $0.01 per share from costs associated with the Thompson/Center Arms consolidation. Net income for the first quarter a year ago was $6.2 million, or $0.10 per diluted share, and included the positive impact of a $0.04 per share non-cash, fair-value adjustment related to the company’s acquisition of the security solutions division.

•	Non-GAAP adjusted EBITDAS for the first quarter totaled $10.3 million compared with $12.0 million for the year-ago quarter.
•	At the end of the quarter, firearm backlog was $148.8 million and security solutions backlog was $19.9 million. Backlog is cancellable until shipped or work has been performed.
Michael F. Golden, Smith & Wesson Holding Corporation President and Chief Executive Officer, said, “Orders for our firearms remained strong in the quarter, evidenced by increased sales of our Smith & Wesson brand pistols and modern sporting rifles. In fact, firearm unit sales in our consumer channel were up 44.4% compared with the adjusted NICS* increase of 10.8% for the same three-month period ending July 31. Professional orders for our M&P pistols increased, and handgun growth in general was supported by the continuing consumer trend toward smaller firearms designed for concealed carry and for personal protection. While the environment for our security solutions business remained challenging primarily related to constraints in government spending, we continued to focus on reshaping the business and expanding our portfolio with new products to better address the current market environment.”
Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer, said, “We had $37.7 million in cash as of July 31, 2011 compared with cash of $26.7 million a year ago. At quarter-end, we had no borrowings under our $120.0 million credit facility and working capital of $82.2 million. Looking ahead, we expect to have adequate resources to address the $30.0 million of convertible notes that we believe will be put to us for repurchase in December 2011, while still maintaining our strong balance sheet. Going forward, our principal efforts will focus on lowering operating expenses across our entire organization, including pursuing further cost reductions in our security solutions division. We are driving to achieve breakeven in the security solutions division in the second half of the current fiscal year.”
Financial Outlook
The company now anticipates total net revenue for fiscal 2012 to be between $410.0 million and $425.0 million, which would represent growth of between 4% and 8%. The firearm division is still expected to grow between 11% and 13% in fiscal 2012. Therefore, the change in anticipated revenue growth for fiscal 2012 is attributable to current challenges in the security solutions market. The company now anticipates total gross profit margin for fiscal 2012 to be between 28% and 30%, and still anticipates operating expenses to be approximately 25% of net revenue.
The company expects total net revenue for the second quarter of fiscal 2012 to be between $93.0 million and $96.0 million, which takes into consideration the two-week, scheduled summer factory shutdown that occurs in the firearm division each August. Firearm division net revenue is anticipated to be between $86.0 million and $90.0 million, with the security solutions division contributing the balance. Total company gross profit margin for the quarter is anticipated to be between 25% and 26%, and is being impacted by two items related to the Thomson/Center Arms consolidation: direct expenses relating to the consolidation, which are expected to reduce gross margin by about two percentage points, and efficiency losses. Total company operating expense is expected to be between $27.0 million and $28.0 million, reflecting costs related to the ongoing DOJ and SEC matters, costs related to the Thompson/Center Arms consolidation, and costs related to reshaping the security solutions division with the objective of achieving breakeven in that division in the second half of the current fiscal year.

Conference Call and Webcast
The company will host a conference call and webcast today, September 7, 2011, to discuss its first quarter fiscal 2012 financial and operational results. Speakers on the conference call will include Michael Golden, President and CEO; Jeffrey Buchanan, Executive Vice President and CFO; James Debney, President of the Firearm Division; and Barry Willingham, President of the Security Solutions division. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 pm Eastern Time (2:00 pm Pacific Time). Those interested in listening to the call via telephone may call directly at 617-213-8049 and reference conference code 70742383. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.
Reconciliation of U.S. GAAP to Non-GAAP Adjusted EBITDAS
In this press release, a non-GAAP financial measure known as “Adjusted EBITDAS” is presented. From time-to-time, the company considers and uses Adjusted EBITDAS as a supplemental measure of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based employee compensation expense, impairment charge to goodwill and indefinite lived long-lived intangible assets related to the acquisition of SWSS, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income/(Loss) to Adjusted EBITDAS” for a detailed explanation of the amounts excluded and included from net income to arrive at Adjusted EBITDAS for the three-month periods ended July 31, 2010 and July 31, 2011. Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.
About Smith & Wesson
Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based, global provider of products and services for safety, security, protection, and sport. The company delivers a broad portfolio of firearms and related training to the military, law enforcement, and sports markets, and designs and constructs facility perimeter security solutions for military and commercial applications. Smith & Wesson Holding Corporation companies include Smith & Wesson Corp., the globally recognized manufacturer of quality firearms; Smith & Wesson Security Solutions, Inc., a full-service perimeter security integrator, barrier manufacturer, and installer; and Thompson/Center Arms Company, Inc., a premier designer and manufacturer of premium hunting firearms. Smith & Wesson facilities are located in Massachusetts, Maine, and Tennessee. For more information on Smith & Wesson and its companies, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include our expectations that the consolidation of the Thompson/Center Arms operations into our Springfield, Massachusetts facility is on track for completion by November 2011; the continuing consumer trend toward smaller firearms designed for concealed carry and for personal protection; the challenging environment for our security solutions business primarily related to constraints in government spending; our continued focus on reshaping our security solutions business and expanding our portfolio with new products to better address the current market environment; our belief that we will have adequate resources to address the $30.0 million of convertible notes that we believe will be put to us for repurchase in December 2011, while still maintaining our strong balance sheet; the success of our efforts to lower operating expenses across our entire organization, including pursuing further cost reductions in our security solutions division; our expectation that we will drive our security solutions division to achieve breakeven in the second half of the current fiscal year; our outlook for total net revenue, total net revenue growth, and firearm division growth in fiscal 2012; our belief that the change in anticipated revenue growth for fiscal 2012 is attributable to current challenges in the security solutions market; our outlook for total gross profit margin for fiscal 2012, and operating expenses as a percentage of net revenue; our outlook for company-wide revenue, including the impact of the scheduled firearm division factory shutdown, firearm division revenue, and security solutions division revenue for the second quarter of fiscal 2012; our outlook for gross profit margin for the second quarter of fiscal 2012, including the effects of direct expenses relating to the Thompson/Center Arms consolidation and efficiency losses; our outlook for operating expenses for the second quarter of fiscal 2012; and anticipated costs during the second fiscal quarter related to the ongoing DOJ and SEC matters, the Thompson/Center Arms consolidation, and costs related to reshaping our security solutions division. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; the potential for increased gun control; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; the success of our diversification strategy, including the expansion of our markets; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2011.

*	Footnote: NICS = National Instant Criminal Background Check System (NICS) maintained by the United States Federal Bureau of Investigation (FBI)

Adjusted NICS = Adjusted NICS data is calculated by the National Shooting Sports Foundation by subtracting out all NICS purpose code permit checks used by several states, such as Kentucky, Iowa, and Utah, for Concealed Carry Weapon (CCW) permit application checks as well as checks on active CCW permit databases.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	For the Three Months Ended July 31,
	2011	2010
	(In thousands, except per share data)
Net product and services sales:
Firearm division	$91,730	$77,763
Security solutions division	7,461	17,121

Total net product and services sales	99,191	94,884
Cost of products and services sold:
Firearm division	65,213	49,134
Security solutions division	5,840	13,503

Total cost of products and services sold	71,053	62,637

Gross profit	28,138	32,247

Operating expenses:
Research and development	1,597	1,068
Selling and marketing	8,714	8,822
General and administrative	14,675	15,752

Total operating expenses	24,986	25,642

Income from operations	3,152	6,605

Other income/(expense):
Other income, net	34	3,013
Interest income	83	146
Interest expense	(1,941)	(1,171)

Total other income/(expense), net	(1,824)	1,988

Income before income taxes	1,328	8,593
Income tax expense	537	2,382

Net income/comprehensive income	$791	$6,211

Weighted average number of common shares outstanding, basic	64,529	59,940

Net income per share, basic	$0.01	$0.10

Weighted average number of common and common equivalent shares outstanding, diluted	64,942	67,070

Net income per share, diluted	$0.01	$0.10

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of:

	July 31, 2011
	(Unaudited)	April 30, 2011
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $5,823 on July 31, 2011 and $5,821 on April 30, 2011	$37,682	$58,292
Accounts receivable, net of allowance for doubtful accounts of $1,726 on July 31, 2011 and $2,147 on April 30, 2011	70,013	64,753
Inventories	57,567	51,720
Other current assets	11,046	10,212
Deferred income taxes	14,073	14,073
Income tax receivable	4,126	4,513

Total current assets	194,507	203,563

Property, plant and equipment, net	63,470	62,390
Intangibles, net	8,437	8,692
Other assets	6,558	6,804

	$272,972	$281,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,979	$40,119
Accrued expenses	20,141	25,356
Accrued payroll	6,504	5,309
Accrued taxes other than income	10,365	11,421
Accrued profit sharing	5,325	4,081
Accrued product/municipal liability	2,410	2,584
Accrued warranty	3,481	3,424
Current portion of notes payable	31,111	30,000

Total current liabilities	112,316	122,294

Deferred income taxes	5,309	5,309

Notes payable, net of current portion	50,000	50,000

Other non-current liabilities	8,955	8,763

Commitments and contingencies	—	—

Total Liabilities	176,580	186,366

Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 65,811,531 shares issued and 64,611,531 shares outstanding on July 31, 2011 and 65,710,531 shares issued and 64,510,531 shares outstanding on April 30, 2011	66	66
Additional paid-in capital	186,320	185,802
Accumulated deficit	(83,671)	(84,462)
Accumulated other comprehensive income	73	73
Treasury stock, at cost (1,200,000 common shares)	(6,396)	(6,396)

Total stockholders’ equity	96,392	95,083

	$272,972	$281,449

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	July 31, 2011	July 31, 2010
	(In thousands)
Cash flows from operating activities:
Net income	$791	$6,211
Adjustments to reconcile net income to net cash used in by operating activities:
Amortization and depreciation	3,956	3,408
Loss on sale of assets	239	—
Provision for/(recoveries of) losses on accounts receivable	(345)	134
Deferred income taxes	—	329
Stock-based compensation expense	587	568
Change in contingent consideration	—	(2,530)
Excess book deduction of stock-based compensation	(249)	(215)
Changes in operating assets and liabilities:
Accounts receivable	(4,915)	2,833
Inventories	(5,847)	(11,910)
Other current assets	(834)	(2,269)
Income tax receivable/payable	387	2,426
Accounts payable	(7,140)	(4,938)
Accrued payroll	1,195	(2,728)
Accrued taxes other than income	(1,056)	(842)
Accrued profit sharing	1,244	1,439
Accrued other expenses	(5,215)	(3,233)
Accrued product/municipal liability	(174)	(93)
Accrued warranty	57	(19)
Other assets	1,815	180
Other non-current liabilities	192	(686)

Net cash used in operating activities	(15,312)	(11,935)

Cash flows from investing activities:
Payments to acquire patents and software	(28)	(245)
Proceeds from sale of property and equipment	153	1
Payments to acquire property and equipment	(5,102)	(2,040)

Net cash used in investing activities	(4,977)	(2,284)

Cash flows from financing activities:
Proceeds from loans and notes payable	1,532	1,365
Cash paid for debt issue costs	(1,837)	—
Proceeds from energy efficiency incentive programs	225	—
Proceeds from exercise of options to acquire common stock	180	—
Taxes paid related to restricted stock issuance	—	(50)
Payments on loans and notes payable	(421)	(271)

Net cash (used in)/provided by financing activities	(321)	1,044

Net decrease in cash and cash equivalents	(20,610)	(13,175)
Cash and cash equivalents, beginning of period	58,292	39,855

Cash and cash equivalents, end of period	$37,682	$26,680

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$287	$1,649
Income taxes	398	632

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended July 31, 2011:				For the Three Months Ended July 31, 2010:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net product and services sales	$99,191			$99,191	$94,884			$94,884
Cost of products and services sold	71,053	$(3,971	)(7)	67,082	62,637	$(2,332	)(1)	60,305

Gross profit	28,138	3,971		32,109	32,247	2,332		34,579

Operating expenses:
Research and development	1,597	(59	)(7)	1,538	1,068	(23	)(1)	1,045
Selling and marketing	8,714	(84	)(7)	8,630	8,822	(44	)(1)	8,778
General and administrative	14,675	(2,879	)(2)	11,796	15,752	(2,824	)(3)	12,928

Total operating expenses	24,986	(3,022)		21,964	25,642	(2,891)		22,751

Income/(loss) from operations	3,152	6,993		10,145	6,605	5,223		11,828

Other income/(expense):
Other income/(expense), net	34	—		34	3,013	(3,029	)(4)	(16)
Interest income	83	—		83	146	—		146
Interest expense	(1,941)	1,941	(5)	—	(1,171)	1,171	(5)	—

Total other income/(expense), net	(1,824)	1,941		117	1,988	(1,858)		130

Income before income taxes	1,328	8,934		10,262	8,593	3,365		11,958
Income tax expense	537	(537	)(6)	—	2,382	(2,382	)(6)	—

Net income/ comprehensive income	$791	$9,471		$10,262	$6,211	$5,747		$11,958

(1)	To eliminate depreciation and amortization expense.

(2)	To eliminate depreciation, amortization, stock-based compensation expense, plant consolidation costs, DOJ/SEC costs, and related profit sharing impacts of DOJ/SEC.

(3)	To eliminate depreciation, amortization, stock-based compensation expense, DOJ/SEC costs, and related profit sharing impacts of DOJ/SEC.

(4)	To eliminate unrealized mark-to-market adjustments on foreign exchange contracts and fair value of contingent consideration liability.

(5)	To eliminate interest expense.

(6)	To eliminate income tax expense.

(7)	To eliminate depreciation, amortization, and plant consolidation costs.